UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) April 24, 2006 (April 24, 2006)
Commercial Metals Company
(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-4304	75-0725338

(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas	75039

(Address of Principal Executive Offices)	(Zip Code)
(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     On April 24, 2006, Commercial Metals Company (the “Company”) issued a press release (the “Press Release”) announcing that its board of directors declared a two-for-one stock split in the form of a 100% stock dividend on the Company’s common stock payable May 22, 2006 to shareholders of record May 8, 2006. The Company also announced its intent to institute a quarterly cash dividend of 6 cents per share on the increased number of shares resulting from the stock dividend, which represents a 20% increase. A copy of the Press Release is attached hereto as Exhibit 99.1. The Press Release is incorporated by reference into this Item 7.01, and the foregoing description of the Press Release is qualified in its entirety by reference to this exhibit.
     The information in this Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

The following exhibit is furnished with this Form 8-K.

99.1	Press Release, dated April 24, 2006, relating to declaration of the board of directors of a two-for-one stock split in the form of a 100% stock dividend and an increase in the cash dividend to 6 cents per share.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
COMMERCIAL METALS COMPANY

Date: April 24, 2006	By:	/s/ David M. Sudbury
	Name:	David M. Sudbury
	Title:	Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated April 24, 2006.